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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Supernus Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-181479, 333-201049) on Form S-8, and (No. 333-200716) on Form S-3 of Supernus Pharmaceuticals, Inc. of our report dated March 8, 2016, with respect to the consolidated balance sheet of Supernus Pharmaceuticals, Inc. and subsidiary as of December 31, 2015, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2015 Annual Report on Form 10-K of Supernus Pharmaceuticals, Inc..

/s/ KPMG LLP
Baltimore, Maryland March 8, 2016

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM